Exhibit 23

Exhibit (23) to Report

On Form 10-K for Fiscal

Year Ended June 30, 2007

By Parker-Hannifin Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-143226, 333-02761, 333-47955, 333-88206 and 333-82806), Forms S-4 (No. 333-96453) and Forms S-8 (Nos. 33-53193, 333-95477, 333-34542, 333-103181, 333-103633, 333-107691, 333-117761, 333-126957 and 333-130123) of Parker-Hannifin Corporation of our report dated August 16, 2007 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio August 29, 2007